UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2011

JBI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario, Canada	L0S 1K0
(Address of principal executive offices)	(Zip Code)

(905) 384-4383
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
––––––––––––––––
Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2011, JBI, Inc. (“JBI” or the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the five nominees to the board of directors named in the Company’s proxy statement were elected to serve on the Company’s board of directors until the 2012 Annual Meeting of Shareholders, or until his or her successor is duly elected and qualified.

The voting results are set forth below.

	Votes For	Withheld	Non-Votes

John Bordynuik	11,803,805	242,800	0
Dr. Robin Bagai	11,987,005	59,600	0
John Wesson	12,006,561	40,044	0
James Fairbairn	11,980,817	65,788	0
Dr. Jacob Smith	11,766,241	280,364	0

Additionally, the appointment of MSCM LLP as the Company’s independent registered accounting firm was ratified. There were 15,720,546 shares vote “For” the appointment, 16,044 shares voted “Against” the appointment and 60,199 shares “Abstained.”

John Bordynuik, the Company's Chief Executive Officer, abstained from voting at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: June 15, 2011	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer